Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of December 18, 2023, is by and among (i) Franchise Group Newco BHF, LLC, a Delaware limited liability company (“FRG”), (ii) Freedom VCM Interco Holdings, Inc. (“FVCM” and, together with FRG, the “Investors”), (iii) Conn’s, Inc., a Delaware corporation (the “Company”), and (iv) the stockholder of the Company listed on Schedule A hereto in its capacity as record or beneficial owners of Common Shares (as defined below) (the “Stockholder”). Each of the Investors, the Company and the Stockholder are sometimes referred to as a “Party” and collectively as the “Parties.”

RECITALS

A. Concurrently with the execution and delivery of this Agreement, the Company, W.S. Badcock LLC, Franchise Group, Inc. and the Investors have entered into an Investment Agreement (as amended, supplemented or otherwise modified from time to time, the “Investment Agreement”), pursuant to which the Investors agreed to contribute and deliver to the Company (or cause to be contributed and delivered to the Company), (i) all of the equity interests in W.S. Badcock LLC and (ii) the Residual Tranche 2 Receivables (as defined in the Investment Agreement), in exchange for the issuance by the Company to the Investors (or designees thereof) of senior preferred convertible stock of the Company, par value $0.01 per share (the “Senior Preferred Stock”);

B. As of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock of the Company, par value $0.01 per share (the “Common Shares”) set forth next to the Stockholder’s name on Schedule A hereto, being all of the Common Shares owned of record or beneficially by the Stockholder as of the date hereof (with respect to the Stockholder, the “Owned Shares”, and the Owned Shares together with any additional Common Shares or other equity interests of the Company that the Stockholder may acquire record and/or beneficial ownership of after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Common Shares by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), the Stockholder’s “Covered Shares”); and

C. As a condition and material inducement to the Investors’ willingness to enter into the Investment Agreement and consummate the transactions contemplated thereby, the Investors have required the Stockholder, and the Stockholder has agreed, to enter into this Agreement with respect to the Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Investment Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1. “Conversion” means the issuance of Issuer Non-Voting Common Stock to the Investors upon the conversion of the Senior Preferred Stock in accordance with the terms of the Certificate of Designation.

1.2. “Expiration Time” shall mean the earlier to occur of (a) the termination of this Agreement by written agreement of all of the Parties and (b) the obtaining of the Required Issuer Stockholder Approval.

2. Agreement to Vote the Covered Shares.

2.1. Voting Agreement. Until the Expiration Time, at every special or annual meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, the Stockholder irrevocably and unconditionally agrees to cause to be present in person or represented by proxy and to vote (including via proxy) all of the Stockholder’s Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of the Stockholder’s Covered Shares) (a) in favor of any proposal to approve the Conversion and the Amendment (collectively, the “Relevant Matters”); (b) in favor of any proposal to postpone or adjourn a meeting at which there is a proposal for stockholders of the Company to approve the Relevant Matters to a later date if there are not sufficient votes to approve the Relevant Matters or if there are not sufficient Common Shares present in person or represented by proxy at such meeting to constitute a quorum, in each case, so long as such postponement or adjournment is effected in accordance with the terms of the Investment Agreement; and (c) against any agreement, transaction or other matter that is intended to, would, or would reasonably be expected to, (i) impede, postpone, materially adversely affect or interfere with the Relevant Matters or otherwise obtaining the Required Issuer Stockholder Approval, or (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Investment Agreement, the Certificate of Designation, the Registration Rights Agreement or the Investor Rights Agreement or of the Stockholder under this Agreement. The obligations of the Stockholder specified in this Section 2.1 shall apply whether or not the Relevant Matters or any other transactions contemplated by the Investment Agreement are recommended by the Company’s Board of Directors and irrespective, for the avoidance of doubt, of any change of recommendation by the Company’s Board of Directors or any committee thereof.

2.2. Quorum; Procedure. Until the Expiration Time, at every special or annual meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum. Any vote required to be cast hereunder shall be cast in accordance with all applicable procedures so as to ensure that it is duly counted for purposes of establishing a quorum and for purposes of recording the results of that vote.

2.3. Return of Proxy. The Stockholder hereby revokes (and agrees to cause to be revoked and to promptly communicate in writing notice of such revocation to the relevant proxy holder) any proxies that the Stockholder has heretofore granted with respect to the Covered Shares. The Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), promptly upon receipt (but in any event no later than two (2) Business Days thereafter), any proxy card or voting instructions it or the Stockholder receive that is sent to stockholders of the Company soliciting proxies with respect to any matters described in Section 2.1, which shall be voted in the manner described in Section 2.1 (with the Investors to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).

2.4. No Inconsistent Agreements. The Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, the Stockholder (a) has not entered into, and shall not enter into at any time prior to the Expiration Time, any voting agreement or voting trust with respect to any Covered Shares, except to the extent permitted hereunder and (b) has not granted, and shall not grant at any time prior to the Expiration Time, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with the Stockholder’s obligations pursuant to this Agreement.

2.5. Acquisitions of Common Shares. Prior to the Expiration Time, in the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Common Shares or other voting securities with respect to the Company, such Common Shares or voting securities shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Common Shares held by the Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Common Shares or voting securities shall automatically become subject to the terms of this Agreement. The Stockholder shall promptly (but in no event later than five (5) Business Days thereafter) notify the Investors of any such event.

3. Waiver of Certain Actions. The Stockholder hereby agrees that (a) it shall not commence or participate in, or facilitate, assist or encourage and (b) it shall take all actions reasonably necessary to opt out of any class in any class action with respect to, in each of cases (a) and (b), any claim, derivative or otherwise, against the Investors, the Company or any of their respective Affiliates, successors, directors, managers or officers (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or (ii) alleging a breach of any duty of the Company’s Board of Directors in connection with the Investment Agreement, this Agreement or the transactions contemplated thereby or hereby.

4. Stockholder Capacity. The Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of the Stockholder’s Covered Shares, not in his, her or its capacity (if applicable) as a member of the Company’s Board of Directors.

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Investors and the Company that:

5.1. Authorization; Execution; Enforceability. The Stockholder has the requisite power and authority to execute and deliver this Agreement. The execution, delivery and performance by the Stockholder of this Agreement and each of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of the Stockholder and no other act or proceeding on the part of the Stockholder is necessary to authorize the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement, constitutes a valid, legal and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as the enforceability hereof or thereof may be limited by the General Enforceability Exceptions. If the Stockholder is a natural person and is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Stockholder’s spouse, enforceable against the Stockholder’s spouse in accordance with its terms.

5.2. Ownership of the Covered Shares. (a) The Stockholder is, as of the date hereof, the beneficial and record owner of the Stockholder’s Covered Shares, free and clear of any and all Encumbrances other than those (i) created by this Agreement or (ii) arising under applicable Legal Requirements, and (b) the Stockholder has sole voting and dispositive power over all of the Covered Shares beneficially owned by the Stockholder. The Stockholder has not entered into any agreement to transfer any Covered Shares. As of the date hereof, the Stockholder does not own, beneficially or of record, any Common Shares or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Common Shares or other voting shares of the Company) other than the Owned Shares.

5.3. No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any Legal Requirements, (b) if the Stockholder is a legal entity, constitute a breach or violation of, or a default under, the certificate of incorporation, limited liability company agreement or similar organizational or governing documents of the Stockholder, or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Covered Shares of the Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.

(b) No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Body or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by it of the transactions contemplated hereby.

5.4. Legal Proceedings; Orders5.5. There is not pending, or to the knowledge of the Stockholder, threatened any Legal Proceeding or Order that would reasonably be likely to prevent, impair or materially delay the ability of the Stockholder to perform its obligations under this Agreement.

5.6. Stockholder Has Adequate Information. The Stockholder acknowledges that the Stockholder is a sophisticated investor with respect to the Stockholder’s Covered Shares and has adequate information concerning the business and financial condition of the Company and the transactions contemplated by the Investment Agreement to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon the Investors, the Company or any Affiliate of the Investors and the Company, and based on such information as the Stockholder has deemed appropriate, made the Stockholder’s own analysis and decision to enter into this Agreement. The Stockholder has received and reviewed a copy of this Agreement and the Investment Agreement and the Stockholder acknowledges that the Stockholder has had the opportunity to seek independent legal advice prior to executing this Agreement and fully understands and accepts all of the provisions hereof and of the Investment Agreement.

5.7. Reliance. The Stockholder understands and acknowledges that the Investors are entering into the Investment Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement and upon the representations and warranties and covenants of the Stockholder contained in this Agreement.

5.8. No Inconsistent Agreements. The Stockholder acknowledges that the Stockholder has not entered into any agreement or knowingly taken any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect with respect to any of the Stockholder’s Covered Shares or is otherwise inconsistent with, or would interfere with, or prohibit or prevent the Stockholder from satisfying, its obligations pursuant to this Agreement.

6. Miscellaneous.

6.1. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Shares”, and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

6.2. Amendment. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed by an authorized representative of each of the parties hereto.

6.3. Waiver.

(a) Except as expressly set forth herein to the contrary, no failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any party would otherwise have.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.4. Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred by the Parties in connection with the transactions contemplated hereby shall be borne solely and entirely by the Party that has incurred such expenses.

6.5. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the U.S. return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier (such as Federal Express), two (2) Business Days after mailing; (c) if sent by e-mail before 5:00 p.m. Eastern Time, when transmitted and receipt is confirmed; (d) if sent by e-mail after 5:00 p.m. Eastern Time and receipt is confirmed, on the following Business Day; or (e) if otherwise actually personally delivered, when delivered; provided, that such notices, requests, demands and other communications are delivered to the physical address, e-mail address or facsimile number set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

(a) if to the Stockholder, to the address for notice set forth on Schedule A hereto;

(b) if to the Investors, to:

Franchise Group, Inc.

109 Innovation Court, Suite J

Delaware, Ohio 43015

Attention: Tiffany McMillan-McWaters

Email: tmcwaters@franchisegrp.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Russell L. Leaf; Jared N. Fertman

Email: rleaf@willkie.com; jfertman@willkie.com

(c) if to the Company, to:

Conn’s, Inc.

2445 Technology Forest Blvd., Suite 800

The Woodlands, TX 77381

Attention: General Counsel

Email: Mark.Prior@conns.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, TX 77002

Attention: Kevin Lewis

Email: klewis@sidley.com

and

Sidley Austin LLP

2021 McKinney Ave., Suite 2000

Dallas, TX 75201

Attention: Bill Howell; Ryan Scofield

Email: bhowell@sidley.com; rscofield@sidley.com

6.6. Governing Law; Jurisdiction; Specific Performance; Remedies. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, including its statute of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof that would cause the applications of laws of any jurisdiction other than the State of Delaware. In any Legal Proceeding between any of the parties arising out of or relating to this Agreement: (a) each of the parties hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, (solely if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal courts within the State of Delaware) and any appellate court from any thereof; and (b) each of the parties hereto irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any claim (i) that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason; (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (iii) that (x) the claim, action, suit or other Legal Proceeding in any such court is brought in an inconvenient forum; (y) the venue of such claim, action, suit or other Legal Proceeding is improper; or (z) this Agreement or the subject matter hereof may not be enforced in or by such courts. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Legal Requirements, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective will be effective service of process for any claim, action, suit or other Legal Proceeding in the Court of Chancery of the State of Delaware or, to the extent required by Legal Requirements, any state or federal court in the

State of Delaware, with respect to any matters to which it has submitted to jurisdiction as set forth in this paragraph. The parties hereto hereby agree that a final judgment in any such claim, suit, action or other Legal Proceeding will be conclusive, subject to any appeal, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without the requirement for the posting of any bond, this being in addition to any other remedy to which they are entitled at law or in equity. Except as expressly set forth herein to the contrary, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.7. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.

6.8. Entire Agreement; Counterparts; Electronic Exchanges. This Agreement, including the schedules, exhibits and amendments hereto and thereto shall together constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

6.9. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Investors or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder.

6.10. Documentation and Information. No Party shall make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Legal Requirement (provided that reasonable notice of, and opportunity to comment on, any such disclosure will be provided to the Company and the Investors), and such Party will consider in good faith the reasonable comments of the other Parties with respect to such disclosure and otherwise reasonably cooperate with the other Parties in obtaining confidential treatment with respect to such disclosure. The Stockholder consents to and authorizes the publication and disclosure by the Investors and the Company of the Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Investment Agreement and the transactions contemplated by the Investment Agreement, and the Stockholder acknowledges that the Investors and the Company may, in their sole discretion, file this Agreement or a form hereof with the Securities and Exchange Commission (the “SEC”) or any other Governmental Body or securities exchange. The Stockholder agrees to promptly give the Company and the Investors any information it may reasonably require for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify the Company and the Investors of any required corrections with respect to any information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

6.11. Further Assurances. The Stockholder agrees that it shall, from time to time, at the reasonable request of the Company and without further consideration, execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

6.12. Construction.

(a) Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(b) All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all references to a specific time shall refer to Houston, Texas time. The word “or” is disjunctive but not exclusive.

6.13. Assignability; No Third-Party Rights; Transfers.

(a) This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any party’s rights, interests or obligations hereunder may be assigned or delegated by any such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by any party without the prior written consent of the other parties shall be void and of no effect. Except as otherwise expressly provided for herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(b) Each transferee or assignee of any Covered Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to such transfer and to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering to the Company (with a copy to the Investors) an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a “Stockholder”. The Company shall not permit the transfer of Covered Shares subject to this Agreement on its books or issue a new certificate representing any such Covered Shares unless and until such transferee shall have complied with the terms of this Section 6.13(b).

6.14. Severability. Any term or provision of this Agreement (or part thereof) that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement (or part thereof) is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision (or part thereof), to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.15. Proxy Statement. As promptly as practical following the date of the Investment Agreement but subject to the receipt of the financial statements referred to in Section 5.6 thereof, the Company (with the assistance and cooperation of the Investors as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement relating to the Required Issuer Stockholder Approval (the “Proxy Statement”). The Company, the Investors and the Stockholder shall cooperate to, concurrently with the preparation and filing of the Proxy Statement. The Stockholder will provide information reasonably requested by the Company or the Investors in connection with the preparation of the Proxy Statement. To the knowledge of the Stockholder, the information supplied by the Stockholder for inclusion or incorporation by reference in the Proxy Statement will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.

6.16. Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect as of the Expiration Time; provided that the provisions of Sections 6.4, 6.5, 6.6, 6.7, 6.8, 6.10, 6.12, 7.13 and this 7.16 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for that Party’s breach of any of the terms of this Agreement prior to the date of termination.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

FREEDOM VCM INTERCO HOLDINGS, INC.

By:
Name: Andrew Laurence
Title: Vice President, Treasurer

FRANCHISE GROUP NEWCO BHF, LLC

By:
Name: Brian Kath
Title: Chief Executive Officer, President

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

CONN’S, INC.

By:
Name: Mark Prior
Title: Senior Vice President and General Counsel

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

[STOCKHOLDER]

By:
Name: [•]
Title: [•]

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

SCHEDULE A

STOCKHOLDER

Name	Address	Owned Shares*
[•]	[•]	[•]

*

If any additional Common Shares are owned by any of the Stockholder as of the date hereof, such shares shall be automatically deemed to be “Owned Shares” notwithstanding the contents of this Schedule A.

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting and Support Agreement dated as of December 18, 2023 (the “Agreement”), by and among the Company, Franchise Group Newco BHF, LLC, Freedom VCM Interco Holdings, Inc. and the stockholder listed on Schedule A thereto, as such Agreement may be amended and/or restated from time to time. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) as a transferee of Common Shares from a party in such party’s capacity as an “Stockholder” bound by the Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	CONN’S, INC.
Name and Title of Signatory

Address:	By:

Title: